UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on April 24, 2012, The Allstate Corporation sent the following communications to employees.

Vote now on Allstate’s annual meeting proposals

Critical voting deadlines: May 15 and May 21, 2012

This message has been sent on behalf of The Allstate Corporation. Each email you receive contains a unique control number to vote, so if you receive more than one email, you should vote each one, and not delete or forward any.

2012 Annual Stockholder’s Meeting Notice for The Allstate Corporation

This notice provides voting instructions and deadlines to vote the shares of Allstate stock you may hold, regarding the proposals listed, at Allstate’s annual meeting on May 22, 2012.

How to vote

You can enter your voting instructions and view the shareholder material by clicking the button below.

VOTE

Critical deadlines to submit your vote

■      If you participate in the Allstate 401(k) Savings Plan, you must submit your vote instructions for the Allstate shares credited to your account by 11:59 p.m. (ET) on May 15, 2012, to allow the trustee time to receive your voting instructions and vote on behalf of the plan.

■      The deadline to vote shares in all other

Proposals and Board Recommendations

The Board of Directors recommends stockholders vote “FOR” the following proposals:

■      Election of 12 directors

■      Say-on-pay - advisory vote on the executive compensation of the named executive officers

■      Act by written consent - proposed amendment to the corporation’s certificate of incorporation granting stockholders the right to act by written consent

■      Call a special meeting - proposed amendment to the corporation’s certificate of incorporation granting stockholders owning not less than 10% of the outstanding accounts is 11:59 p.m. (ET) on May 21, 2012.

All votes are confidential and managed by an outside firm to maintain confidentiality.

More information

■      Notice of 2012 Annual Meeting and Proxy Statement, including proposals up for vote

■      Allstate’s 2011 Annual Report

To vote, you will need your unique 12-digit control number noted below. If the link above does not work, you can visit www.proxyvote.com and enter the control number below:

CONTROL NUMBER: 999999999999

Holder as of: March 23, 2012

shares the right to call special meetings of stockholders

■      Ratification of auditors - ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2012

The Board of Directors recommends stockholders vote “AGAINST” the following proposal:

■      Stockholder proposal - stockholder proposal on reporting political contributions

Why you are receiving this notice by email:

You elected to receive shareholder communications and submit voting instructions via the Internet. This email notification contains information specific to your Allstate holding(s).

This email represents all shares registered in your name. If you hold shares through a bank or broker, you will receive a separate email or mailing for the shares held in that account(s).

You also have the right to request and receive a paper copy of these stockholder communications free of charge. Click here to cancel or change your enrollment profile, or call 1-800-579-1639.

Unable to view the documents in this email? You may need to download Adobe Acrobat Reader.

There are no charges for this service.  There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

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